Exhibit 10.5
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment No. 2”) is entered into as of the 29 day of April, 2020, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and DAVID N. WATSON (“Employee”).
BACKGROUND
The Company and Employee entered into an Employment Agreement (the “Agreement”), effective as of March 1, 2018, as amended by Amendment No. 1 dated as of December 16, 2019, and desire to further amend the Agreement as provided herein.
AGREEMENT
Intending to be legally bound hereby, the Company and Employee agree as follows:

1.
Clause (b) of paragraph 2 of the Agreement is hereby amended and restated to read in its entirety as follows: “(b) June 30, 2025 (the date specified in subparagraph (b) is referred to as the “Regular End Date”).”

2.
Paragraph 3 of Schedule 1 to the Agreement is hereby amended and restated to read in its entirety as follows: “Cash Bonus. Target bonus potential under the Cash Bonus Plan commencing March 1, 2020: 300% of eligible earnings (i.e., the amount of Base Salary actually paid and/or deferred in the applicable period).”

3.	Other than as amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 2 as of the date first-above written.

COMCAST CORPORATION
By: /s/ Thomas J. Reid

EMPLOYEE:

/s/ David N. Watson
David N. Watson